                      REPORT OF INDEPENDENT AUDITORS ON
                        FINANCIAL STATEMENT SCHEDULE

To the Board of Directors of
   Engineered Support Systems, Inc.

Our audits of the consolidated financial statements referred to in our report dated December 9, 2003 appearing in the 2003 Annual Report to Shareholders of Engineered Support Systems, Inc. (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the financial statement schedule listed in Item 15(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP
St. Louis, Missouri

December 9, 2003



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                                EXHIBIT 99.3

Engineered Support Systems, Inc.
Schedule II - Valuation and Qualifying Accounts
(in thousands)

                                                             Additions
                                                     ------------------------
                                        Balance at   Charged to    Charged to                Balance at
                                        beginning    costs and       other                     at end
           Description                  of period     expenses      accounts    Deductions   of period
           -----------                  ---------    ----------    ----------   ----------   ----------

Year ended October 31, 2003
   Allowance for doubtful accounts        $281        $   36                       $106         $211
   Inventory reserves                      819           956                        985          790

Year ended October 31, 2002
   Allowance for doubtful accounts         147           152           5             23          281
   Inventory reserves                        0         1,125           5            311          819

Year ended October 31, 2001
   Allowance for doubtful accounts         113            63                         29          147
   Inventory reserves